UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 11, 2016, Celgene Corporation (the “Company”) announced the election of Mark Alles and Jacqualyn Fouse PhD to its Board of Directors effective on February 11, 2016.  Mr. Alles has been with Celgene since 2004, most recently serving as President and Chief Operating Officer (COO).  Effective March 1, 2016, Mr. Alles will be promoted to Chief Executive Officer, with Robert J. Hugin, the Company’s current Chairman and CEO, assuming the role of Executive Chairman.  Before serving as President and COO, Mr. Alles led Celgene’s Hematology and Oncology franchise.  Dr. Fouse has been with Celgene since 2010, most recently serving as President of Celgene’s Hematology and Oncology franchise.  Effective March 1, 2016, Dr. Fouse will be promoted to President and COO.  Before serving as President of Celgene’s Hematology and Oncology franchise, Dr. Fouse served as Celgene’s Chief Financial Officer. As employee members of the Company’s Board of Directors, Mr. Alles and Dr. Fouse will not receive any additional remuneration for their services on the Board.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit 99.1 Press Release dated February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: February 12, 2016	By:	/s/Peter N. Kellogg
Peter N. Kellogg
Executive Vice President
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2016 announcing new board members.